UNITED STATES
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Splunk Inc.
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© 2021 SPLUNK INC. Stockholder Engagement Spring 2021

This presentation may contain forward - looking statements regarding future events, plans or the expected financial performance of our company, including our expectations regarding our products, technology, strategy, customers, markets, ESG initiatives, acquisitions and investments. These statements reflect management’s current expectations, estimates and assumptions based on the information currently available to us. These forward - looking statements are not guarantees of future performance and involve significant risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from results, performance or achievements expressed or implied by the forward - looking statements contained in this presentation. A discussion of factors that may affect future results is contained in our most recent annual report on Form 10 - K and subsequent quarterly reports on Form 10 - Q, copies of which may be obtained by visiting the Splunk Investor Relations website at www.investors.splunk.com or the SEC’s website at www.sec.gov, including descriptions of the risk factors that may impact us and the forward - looking statements made in this presentation. The forward - looking statements made in this presentation are made as of the time and date of this presentation. If reviewed after the initial presentation, even if made available by us, on our website or otherwise, it may not contain current or accurate information. We disclaim any obligation to update or revise any forward - looking statement based on new information, future events or otherwise, except as required by applicable law. Splunk, Splunk>, Data - to - Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names or trademarks belong to their respective owners. © 2021 Splunk Inc. All ri ghts reserved. Forward - Looking Statements 2 2

© 2021 SPLUNK INC.

Cloud Provider Delivering the First Data-to-Everything Platform

Splunk delivers and operationalizes insights from data generated by digital systems

Security | IT | Observability

Data-to-Everything™ Platform

Common Work Surface, APIs, Developer Tools | Mobile & Connected Experiences

Stream Processing | Machine Learning | Scalable Index | Federated Search and Analytics | Collaboration and Orchestration

Hybrid and Multicloud Ingestion and Processing

Splunk by the Numbers[1]

90+
Fortune 100 Customers

537
Customers >$1M ARR

6,000+
Worldwide Employees

+41%
FY 2021 Total ARR Growth

[1] All numbers in graphic other than FY 2021 Total ARR Growth are as of Q1 FY 2022.

splunk> turn data into doing
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© 2021 SPLUNK INC. Business Impacts Become a World - Class Cloud Provider Transformation #1 Deliver the World’s First Data - to - Everything Platform Transformation #2 Reimagine Our Business Fundamentals Transformation #3 Transforming Our Business Into a Subscription Model Business is transforming rapidly, positioning Splunk for the future and driving sustained high - growth • Cloud services represented the majority of our total software bookings as of Q4 FY 2021 • Revenue mix has shifted from sales of licenses toward sales of cloud services, a trend that is expected to continue • Transition to a cloud services delivery model impacts our ability to predict recognized revenue and margins in the near - term • Transformation to a subscription model is happening even faster than expected, and we expect cloud based services to drive over 80 - 90% of bookings over the next few years Key Milestones 4

© 2021 SPLUNK INC. Commitment to Delivering Growth and Increasing Stockholder Value Durable total Annual Recurring Revenue (“total ARR”) and expanding cloud ARR growth has translated to strong total stockholder return over the longer term Total ARR represents the annualized revenue run - rate of active cloud services, term license, and maintenance contracts 1 at the end of a reporting period Cloud Annual Recurring Revenue ("Cloud ARR") represents the annualized revenue run - rate of active cloud services contracts 1 at the end of a reporting period The chart shows the total return on our common stock through the end of Q1 FY 2022, assuming an initial investment of $100 at the end of FY 2016 1 Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 36 5. 2 Source: S&P Capital IQ. 5 $1,775 $1,926 $2,067 $2,365 $2,468 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Total ARR ($ in millions, % YoY growth) $480 $568 $630 $810 $877 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Cloud ARR ($ in millions, % YoY growth) 52% 50% 44% 41% 39% 82% 89% 71% 83% 83% $100 $125 $200 $270 $335 $357 $273 $0 $50 $100 $150 $200 $250 $300 $350 $400 2016 2017 2018 2019 2020 2021 Q1'22 Total Stockholder Return 2 FYE January 31

© 2021 SPLUNK INC. 45% 83% Top 10 Public Cloud Companies Under $1B in ARR Continued Top - Line ARR Growth Outpacing Our Software Peers at Scale with Nearly 2x Growth Compared to Cloud Peers Durable and Consistent Growth 1 Source: Splunk , Company Reports. Workday, Salesforce, and ServiceNow ARR based on subscription sales. ARR growth as of Q2 FY 2021. 2 Splunk Cloud ARR as of Q1 FY 2022. Total ARR cuts through timing of revenue recognition to reflect continued customer success and growing adoption rates $727 $1,091 $1,680 $2,365 $0 $500 $1,000 $1,500 $2,000 $2,500 FY'18 FY'19 FY'20 FY'21 Total ARR (in millions, % YoY growth) 50% 54% 41% 22% 34% 35% 44% 50% ARR Growth at ~$2B 1 (% YoY growth) YoY Growth of Cloud ARR 2 (% YoY growth) 6 41%

© 2021 SPLUNK INC. Attracting Top Talent to Fuel Growth In 1H FY 2022, Splunk added two key executives who are playing critical roles in our transformation and growth • Leads Splunk’s efforts to align and drive ongoing business transformations across go - to - market business segments • Focused on advancing cloud - first initiatives and accelerating growth • Over 25 years of industry experience with deep software and cloud knowledge • Proven track record of building leading, high - growth companies at global scale • Former Vice President of Amazon Web Services’ Worldwide Public Sector and Industries • Leads Splunk’s Product and Technology organization, including product, engineering, design, architecture and CTO, CIO and CISO functions • Over 20 years of expertise managing large data operations and native cloud services • Proven track record of building and operating native cloud services at scale and velocity and driving on - premises to SaaS transitions • Previous leadership roles at Amazon Web Services, including overseeing the cloud company’s database products, and at Microsoft Teresa Carlson Joined April 2021 President and Chief Growth Officer Shawn Bice Joined June 2021 President of Products & Technology Attracting and retaining industry - leading talent in today’s competitive landscape is critical to our ongoing transformation and positions Splunk for long - term stockholder value creation 7

© 2021 SPLUNK INC. Base Salary 4% Cash Bonus 4% PSUs 70% RSUs 22% Base Salary 3% Cash Bonus 4% PSUs 71% RSUs 22% Performance - Based 74% 93% Long - term Equity FY 2021 NEO Compensation Aligned with Strategy Element Objective Design Features Base Salary • Recognize ongoing performance of job responsibilities • Reviewed on an annual basis based on compensation philosophy and objectives • FY 2021 salaries determined after considering several factors, including compensation data from our peer group Cash Bonus • Align compensation with rigorous performance goals that drive Company success • Earned solely based on our achievement against corporate performance objective • Established a performance target ARR growth rate aligned with increasing stockholder value and our growth strategy Long - Term Equity Compensation • Emphasize long - term performance objectives • Align NEO and stockholder interests • Motivate and retain key executives through performance and time - based vesting periods Performance - based RSUs (“PSUs”) (60%) • 70% based on ARR achievement and 30% based on operating cash flow achievement • One - year performance period, given the Company’s rapid growth and ongoing business model transition • Additional PSUs eligible to be earned quarterly beginning June 2022 if stock price hurdles are achieved on measurement dates • Time vests over four years (25% vesting after approximately one year, with 75% vesting quarterly over remaining three years) Time - based RSUs (40%) • Based on continued service on each vesting date • Time vests over four years (25% vesting after approximately one year, with 75% vesting quarterly over remaining three years) 7% Short - term Cash Performance - Based 75% 92% Long - term Equity 8% Short - term Cash CEO 1 All Other NEOs 1 8 1 These charts show the pay mix of our CEO and other NEOs and the components of their pay for FY 2021, specifically the base sa lar y and cash bonus amounts earned and the grant date fair value of equity awards granted in FY 2021.

© 2021 SPLUNK INC. Extraordinary Macro Conditions and Transformation Challenged Target - Setting Amidst complex business transformation, our Compensation Committee closely monitored the evolving and unpredictable business impacts of the COVID - 19 pandemic Through the first three quarters of FY 2021, we increasingly experienced COVID - related impacts to our business, including: • Shorter duration customer contracts • Customer hesitancy to commit to long - term contracts, especially for larger orders • Delayed customer spend due to heightened scrutiny • Hindered receivable collectability • More customers requesting payment concessions In light of these evolving market conditions, the Compensation Committee determined it was necessary to recalibrate in order to maintain challenging but realizable incentives aligned with our strategy 9

© 2021 SPLUNK INC. Aggressive Performance Target Modified to Reflect Market Challenges As a result of our NEOs’ increased efforts and leadership, the Company achieved a total ARR of $2.4 billion, up 41% over the previous fiscal year FY 2021 Annual Cash Bonus Target 1 March 2020 Annual Cash Bonus Compensation Structure October 2020 Modified Growth Target FY 2021 Outcome Performance Objective Set rigorous target ARR growth rate of 45% to grow and develop business during our business model transformation Modified target ARR growth rate of 45% to 40% and adjusted relative payout multiples, to continue to more appropriately reflect the macro environment and the impact of COVID - 19 coupled with the complexities of the business transformation while still providing an incentive to aggressively drive growth • As a result of our NEOs’ heightened efforts and leadership, a midst business transformation complexities and an unprecedented macro environment, the Company achieved a total ARR of $2. 365B , up 41% over the previous fiscal year • This represents outstanding ARR performance relative to comparably sized peers and amidst extraordinary market challenges • Using the recalibrated metrics, NEOs achieved 106.57% of target annual cash bonus opportunity • Using the March 2020 metrics, NEOs would have achieved 0% of annual cash bonus • Annual cash bonuses were paid in full at year end Semi - Annual Bonus Payment Typically represents 50% of each NEO’s FY 2021 target annual cash bonus opportunity In light of uncertainty in the Company’s business outlook, semi - annual bonuses were not awarded at mid - year to our NEOs for FY 2021 to ensure stockholder interests were protected 10 1 Susan St. Ledger resigned as President, Worldwide Field Operations in September 2020. Effective as of October 1, 2020, her a nn ual cash bonus opportunity was prorated based on annual contract value ("ACV") from February 1, 2020 through September 30, 2020 and ARR from October 1, 2020 through January 31, 2021 . U sing the recalibrated targets, Ms. St. Ledger achieved 98.44% of her target annual cash bonus opportunity. Using the March 2020 targets, she would have received approximately half of her target annual cash bonus opportunity.

© 2021 SPLUNK INC.

Aggressive Performance Target Modified to Reflect Market Challenges

FY 2021 Long-Term Equity (PSU) Metrics

<table>
<tr><th colspan="2">March 2020 Long-Term Equity Compensation Structure</th><th>October 2020 Modified Growth Target</th><th>FY 2021 Outcome</th></tr>
<tr><td rowspan="2">PSU Corporate Performance Metrics</td><td>70% ARR Achievement: set target ARR growth rate of 45% to underscore top-line growth and drive stockholder value during business transformation</td><td>Consistent with Annual Cash Bonus decision-making, adjusted the target ARR growth rate of 45% to 40% and adjusted relative payout multiples, to continue to incentivize NEOs and reaffirm the alignment between our executives and stockholders</td><td rowspan="3">• As a result of our NEOs' increased efforts and leadership, the Company achieved a total ARR of $2.365B, up 41% over the previous fiscal year, and the PSUs were earned at 134.6% of target[1]; using the initial March 2020 metrics, NEOs would have achieved 60% of their PSU grant opportunity
• $25.3M of CEO Stock Awards are disclosed on our FY 2021 SCT, $19.2M of which are attributable to FY 2021 PSUs
• The $19.2M in disclosed PSUs consist of:
  ▪ $10.4M in March 2020 PSUs
  ▪ $8.8M in incremental reportable value as a result of increase in our stock price from the original grant date and the October modification
• The modification of NEO awards was intended to preserve specific, previously approved executive earning opportunities, rather than provide new or additional opportunities
• The Compensation Committee set total target equity awards of $16.5M for our CEO in March 2020, the value of which we believe most appropriately reflects the target compensation opportunity delivered to our CEO</td></tr>
<tr><td>30% Operating Cash Flow Achievement: set target of $(280M) to reflect focus on disciplined execution of business objectives during transformation</td><td>No changes were made to the PSU operating cash flow metric, maintaining our rigorous commitment to operational discipline during our business model transformation</td></tr>
<tr><td>Stock Price Modifier</td><td>Additional PSUs earned if stock price growth is:
a) Equal to or greater than SPDR S&P Software & Services ETF growth rate; and
b) At least 46.41% over four years</td><td>No changes were made to the stock price modifier, maintaining our link between compensation and long-term stockholder value creation</td></tr>
</table>

No changes were made to the RSU compensation element

[1] The portion of the PSUs attributable to ARR (70%) was deemed earned at 106.57% and the portion of the PSUs attributable to operating cash flow (30%) was deemed earned at 200%.

splunk> turn data into doing

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© 2021 SPLUNK INC. Area of Focus What We Heard from Investors How We Responded ESG ● Investors are enthusiastic about our ESG Update, with specific interest in topics related to climate change, cybersecurity, diversity, equity & inclusion (DE&I) and future ESG reporting ✔ We will publish a full ESG report in fiscal 2022 and conduct our second materiality assessment in fiscal 2023 ✔ Continue to publish detailed diversity information and publicly communicate our DE&I progress Performance Metrics and Performance Period ● Current performance metrics tie to our business strategy and are appropriate given our ongoing business model transformation ✔ Maintained ARR and operating cash flow metrics ● Consider additional metrics in the short - term bonus plan ✔ Carefully reviewed and ultimately found other metrics inappropriate ✔ Continued to include a multi - year stock price performance metric to further align the interests of our NEOs and stockholders ● Consider a longer performance period for performance - based equity awards as we complete our business model transformation ✔ Assessed our PSU performance period length and confirmed that one year continues to be appropriate in light of our ongoing business transformation and growth trajectory ● Open to mid - year adjustments to FY 2021 performance metrics, as long as comprehensively disclosed in the proxy statement ✔ Expanded proxy disclosure to provide transparency about the rationale for our mid - year adjustments to our FY 2021 performance metrics Quantum of CEO and NEO Pay ● Pay is generally reasonable given talent war and performance ● Appropriate mix of short - and long - term incentives, as well as proportion of performance - and time - based equity awards ✔ Continued to assess executive compensation in the context of our business strategy and our strong performance, as well as against market practices Stockholder Engagement and Responsiveness Stockholder feedback informs our governance practices and Board decision making 73% of Shares Outstanding We reached out to institutional stockholders representing 25% of Shares Outstanding We engaged with institutional stockholders representing 12

© 2021 SPLUNK INC. Skilled and Experienced Board Graham Smith Independent Chair, Splunk Committee: Audit Douglas Merritt President and CEO, Splunk Committee: None Sri Viswanath CTO, Atlassian Committee: Nominating and Corporate Governance Patricia Morrison, Former EVP and CIO, Cardinal Health Committee: Audit, Nominating And Corporate Governance (Chair) General Dennis Via EVP, Booz Allen Hamilton and Retired Four - Star U.S. Army General Committee: Nominating and Corporate Governance Elisa Steele Former CEO, Namely Committee: Compensation Stephen Newberry Former Chair and CEO, Lam Research Committee: Compensation (Chair) Sean Boyle COO and CFO, Wildlife Studios and Former VP and CFO, Amazon Web Services Committee: Audit (Chair) Mark Carges Former CTO, Ebay Committee: Compensation Sara Baack Chief Product Officer, Equinix Committee: Nominating and Corporate Governance Joined in FY 2021 Joined in FY 2021 13

© 2021 SPLUNK INC. Capability Number of directors with the capability Key customer segment insight 4 4 4 4 4 4 4 4 4 4 People and compensation 4 4 4 4 4 4 4 4 4 4 Modern cloud technologist 4 4 4 4 4 4 4 4 4 Governance , risk and compliance 4 4 4 4 4 4 4 4 Scaling & SaaS business 4 4 4 4 4 4 4 4 Technology Infrastructure 4 4 4 4 4 4 4 Marketing 4 4 4 4 4 CEO experience 4 4 4 4 Investment 4 4 4 4 Sales 4 4 4 4 Finance 4 4 4 4 Directors Have Diverse Backgrounds and Expertise Underrepresented Community Diversity Diverse Board with Strong Independence and Ongoing Refreshment Tenure 4.9 years Average Tenure 1 10 - 13 Yrs 4 6 - 9 Yrs 3 0 - 2 Yrs 2 3 - 5 Yrs Gender Diversity Director Independence 90% Independent 9 Independent 1 Non - Independent 30% Women 3 Women 7 Men 20% Underrepresented Communities 8 Other 2 Under - represented Community Diversity 4 Strong capability 4 Moderate capability 14

© 2021 SPLUNK INC. Our ESG Ambitions Enable environmental sustainability by measuring and identifying opportunities to reduce our carbon footprint in our physical and digital operations and promote internal day - to - day sustainable practices Remain active in public policy discussions surrounding privacy, security and ethics in order to protect our ability to innovate while advocating for our customers Actively enhance our procurement program with a focus on inclusive and environmentally conscious suppliers Develop a learning journey for all employees to better understand racial injustice and work collectively towards equity in the organization and beyond Continue building our products with inclusivity and diversity in mind, identifying and replacing biased language ESG Achievements To Date Our 2019 - 2020 materiality assessment laid the groundwork for our 2020 ESG Update , which shares our progress and ambitions related to issues that matter most to our stakeholders and to the business: Data Responsibility, Inclusive and Ethical Growth, and Social Impact Our reporting aligns with Sustainability Accounting Standards Board (SASB) and GRI (formerly the Global Reporting Initiative) disclosure standards, and we have begun to actively engage with ESG ratings and research organizations including MSCI, ISS and Sustainalytics Over the past year, we have created and staffed key ESG leadership roles : a Chief of Social Impact and Splunk for Good, a Head of Strategic Operations for Splunk Social Impact, and a Director of ESG Building on our ESG Update, we plan to publish a full ESG report in FY 2022 and conduct our second materiality assessment in FY 2023 Our Path Forward 15

© 2021 SPLUNK INC. ESG Progress by Core Focus Area Executing on our commitment to have the most positive impact on our business stakeholders and communities Data Responsibility Inclusive and Ethical Growth Social Impact • Ensure strong oversight and compliance with legal requirements through our Data Protection Officer and Chief Information and Security Officer • Maintain industry standard certifications for cloud security , which are assessed by third - party auditors to verify compliance • Provide annual data protection and security training to our employees, supplemented with periodic and targeted training • Carefully monitor the implications of the EU - U.S. Privacy Shield Framework and evaluate appropriate next steps • Offer contractual terms to meet EU - specific privacy protections requirements as well as the California Consumer Privacy Act • In FY 2021, saw YoY increase in women employees, especially in leadership and people manager roles • In FY 2021, saw YoY increase in Black, Indigenous, and multiracial employees • Published second Diversity & Inclusion Annual Report • Established a working group to develop procedures to identify and replace biased language and build our products with inclusivity and diversity in mind • Documented Commitment to Racial Equity and Social Justice for All • Included in Fortune’s 100 Best Places to Work and Best Workplaces in Technology, and recognized by the Human Rights Campaign as one of the Best Places to Work for LGBTQ Equality • Completed and published our first energy and carbon footprint in FY 2020 • Launched Splunk Ventures in FY 2020, a $100 million Innovation Fund and $50 million Social Impact Fund for early stage companies • Hired a Chief of Social Impact and Splunk for Good , a Head of Strategic Operations of Splunk Social Impact , and a Director of ESG • Through Splunk for Good , committed to donate $100 million in licenses, training, support and volunteerism to nonprofits, academia and research over 10 years • In FY 2020, over 60% of employees participated in charitable giving and volunteer activities 16